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Exhibit 99

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA United States Department of Justice Antitrust Division 600 E Street, NW, Suite 9500 Washington, DC 20530,
STATE OF CONNECTICUT Office of the Attorney General 55 Elm Street Hartford, CT 06106,	CASE NUMBER 1:03CV02169 JUDGE: Rosemary M. Collyer DECK TYPE: Antitrust DATE STAMP: 10/23/2003
STATE OF ILLINOIS Office of the Illinois Attorney General 100 W. Randolph Street, 13th Floor Chicago, IL 60601,
STATE OF LOUISIANA Department of Justice 301 Main Street, Suite 1250 Baton Rouge, LA 70801,
COMMONWEALTH OF MASSACHUSETTS Office of the Attorney General One Ashburton Place Boston, MA 02108,
STATE OF NEW YORK Office of the Attorney General 120 Broadway, Room 26C62 New York, NY 10271,
STATE OF OHIO Attorney General's Office 150 E. Gay Street Columbus, OH 43215,

STATE OF TEXAS Office of the Attorney General P.O. Box 12548 Austin, TX 78711,
and
DISTRICT OF COLUMBIA Office of the Corporation Counsel 441 4th Street, N.W., Suite 450-N Washington, DC 20001,
Plaintiffs,
v.
FIRST DATA CORPORATION 6200 South Quebec Street Greenwood Village, CO 80111,
and
CONCORD EFS, INC. 2525 Horizon Lake Drive Memphis, TN 38133,
Defendants.

VERIFIED COMPLAINT

        The United States of America, acting under the direction of the Attorney General of the United States, and the states of Connecticut, Illinois, Louisiana, Massachusetts, New York, Ohio, and Texas and the District of Columbia ("Plaintiff States"), acting under the direction of their respective Attorneys General, or other authorized officials, bring this civil action to enjoin the proposed merger of First Data Corporation ("First Data") and Concord EFS, Inc. ("Concord"), and allege as follows:

        1.     First Data's acquisition of Concord would combine the largest and third-largest point-of-sale ("POS") PIN debit networks in the United States. POS PIN debit networks are the telecommunications and payment infrastructure that connects merchants to consumers' demand deposit accounts at banks. These networks enable consumers to purchase goods and services from merchants through PIN debit transactions by swiping their bank card at a merchant's terminal and entering a Personal Identification Number, or PIN. Within seconds, the purchase amount is debited from the customer's bank account and transferred to the retailer's bank.

        2.     PIN debit networks provide an increasingly important method of payment for consumers and retailers because PIN debit is the least expensive, most efficient, and most secure form of card payment. In 2002, customers purchased more than $150 billion in goods and services using PIN debit networks. PIN debit transaction volume has grown by more than 20 percent annually over the past 5 years. Today, merchants accept PIN debit transactions at more than one million retail locations in the United States.

        3.     Concord operates STAR, the nation's largest PIN debit network. STAR currently handles approximately half of all PIN debit transactions in the United States. First Data owns a controlling interest in NYCE, the nation's third-largest PIN debit network.

        4.     PIN debit networks compete for merchants to accept and route purchases over their networks. A significant number of banks that issue debit cards participate in more than one PIN debit network. In some cases, this allows merchants to choose the network over which to route a transaction; merchants make this choice based on a variety of factors, including price and network performance. Large merchants usually accept the debit cards of many PIN debit networks.

        5.     First Data's acquisition of Concord would substantially reduce competition among the PIN debit networks for retail transactions, in violation of Section 7 of the Clayton Act, 15 U.S.C. § 18. The merger would make prices for PIN debit network services to merchants less competitive. Merchants will pass on at least some of the higher costs of PIN debit transactions by raising the prices of their goods and services, to the detriment of tens of millions of consumers throughout the United States. The United States and Plaintiff States therefore seek an order permanently enjoining the merger.

I. JURISDICTION AND VENUE

        6.     This action is filed by the United States under Section 15 of the Clayton Act, 15 U.S.C. § 25, to prevent and restrain the Defendants from violating Section 7 of the Clayton Act, 15 U.S.C. § 18.

        7.     The Plaintiff States bring this action under Section 16 of the Clayton Act, 15 U.S.C. § 26, to prevent and restrain the Defendants from violating Section 7 of the Clayton Act, 15 U.S.C. § 18. The Plaintiff States, by and through their respective Attorneys General, or other authorized officials, bring this action in their sovereign capacities and as parens patriae on behalf of the citizens, general welfare, and economy of each of their states.

        8.     First Data and Concord are engaged in interstate commerce and in activities substantially affecting interstate commerce. First Data and Concord provide PIN debit network services throughout the United States. First Data's and Concord's PIN debit networks are engaged in a regular, continuous, and substantial flow of interstate commerce, and have had a substantial effect upon interstate commerce as well as commerce in each of the Plaintiff States. The Court has jurisdiction over this action pursuant to Sections 12 and 15 of the Clayton Act, 15 U.S.C. §§ 22, 25, and 28 U.S.C. §§ 1331, 1337.

        9.     First Data and Concord transact business and are found in the District of Columbia. Venue is proper under Section 12 of the Clayton Act, 15 U.S.C. § 22, and 28 U.S.C. § 1391(c).

II. THE DEFENDANTS AND THE TRANSACTION

        10.   First Data is a corporation organized and existing under the laws of Delaware. In 2002, First Data reported total worldwide revenues of $7.6 billion. First Data is organized into four business groups: merchant services, payment services, card issuer services, and emerging payments. First Data's card issuing business offers a comprehensive set of services to banks that issue debit and credit cards. First Data's payment services group includes Western Union, the leading provider of consumer-to-consumer money transfer services.

        11.   First Data's merchant services segment, which primarily consists of NYCE and the merchant processing and acquiring business, was responsible for $2.8 billion of the company's revenues in 2002. First Data owns 64 percent of NYCE Corporation, which operates the NYCE PIN debit and ATM network. Four large banks own the remaining 36 percent of NYCE Corporation. In addition, First Data is the nation's leading merchant processor. A merchant processor connects merchants to the various payment networks, ensuring that each transaction is sent to the appropriate network. First Data also acts as a merchant acquirer; merchant acquirers sponsor merchants into the PIN debit networks, facilitate settlement, and assume financial responsibility for the transactions. First Data provides merchant processing and acquiring services independently and through a series of alliances and partnerships with major financial institutions.

        12.   Concord is a corporation organized and existing under the laws of the state of Delaware. Concord's revenues in 2002 totaled nearly $2 billion. Concord operates STAR, the largest PIN debit and ATM network. The STAR network is the result of a series of acquisitions of other large networks over the past several years. Concord bought MAC in 1999 and Cash Station in 2000. Concord then acquired STAR in 2001; STAR itself had acquired the Honor network, which in turn had acquired MOST. Concord is also a leading merchant processor and acquirer and provides an array of services to debit card issuers and ATM owners.

        13.   On April 1, 2003, First Data and Concord entered into an Agreement and Plan of Merger, pursuant to which First Data will acquire Concord in an all-stock transaction valued at approximately $7 billion.

III. THE RELEVANT MARKET

A. Description of the Product

        14.   In the late 1970s, bank consortiums formed numerous regional electronic funds transfer ("EFT") networks to enable their customers to withdraw funds from ATMs owned by a variety of different banks. The EFT networks were first used to handle PIN debit purchases at retailers in the early 1980s. It was not until the mid-1990s, however, that PIN debit became a popular method of payment for consumers to purchase goods and services at retail stores. PIN debit transaction volume has grown substantially over the past five years due to merchant and consumer recognition of the advantages of PIN debit as a form of payment. Today, over 500 million PIN debit transactions are made every month. Nearly three-quarters of all PIN debit purchases occur at thirty large retail chains.

        15.   Many EFT networks, including those operated by First Data and Concord, route both ATM and PIN debit transactions. Some companies, however, operate separate ATM and PIN debit networks. For example, while Interlink is Visa's PIN debit network, Visa operates a separate ATM network called Plus.

        16.   A PIN debit network serves as the critical electronic switch connecting a network's participating financial institutions with merchants that accept the network. PIN debit networks provide one of the primary means for consumers to access the money in their checking accounts. A PIN debit network also performs a number of related functions necessary for the efficient operation of the network. For example, PIN debit networks: promote their brand names among consumers, merchants, and banks; establish rules and standards to govern their networks; and set fees and assessments for use of the network's products and services. Collectively, these products and services are "PIN debit network services."

        17.   To execute a PIN debit transaction, a customer swipes a debit card at a POS terminal and enters a PIN on a numeric keypad. After the PIN is entered, the POS terminal transmits the transaction and bank card information to a "merchant processor," which acts as a conduit between the merchant and the various PIN debit networks. The merchant processor sends the information to the appropriate PIN debit network, which switches the transaction to the issuing bank's "card processor." The card processor accesses the bank's account database to verify the PIN and ensure that the customer has sufficient funds to pay for the purchase. The card processor sends an electronic message to the PIN debit network accepting or rejecting the transaction. The PIN debit network switches this reply back to the merchant through the merchant processor to complete the transaction. The entire authorization process takes place electronically in just seconds. At the same time, the merchant acquirer "purchases" the transaction from the merchant, guaranteeing payment and facilitating settlement of the transaction.

        18.   A transaction can only be routed over a particular PIN debit network if the customer's bank issues a debit card that participates in that network. This participation is signified by placing the network's logo, or "bug," on the card. To provide their customers with seamless access to the widest array of merchants, a significant number of banks place the bug of more than one PIN debit network on their cards. Many networks, including NYCE, have a "priority routing" rule that allows the card issuer to designate which PIN debit network will serve as the primary network for PIN debit transactions when the bank bugs its cards with two or more networks. STAR, by contrast, imposes a network routing rule, requiring most transactions on cards bearing the STAR bug to be routed over the STAR network, regardless of whether there are other bugs on the card.

        19.   PIN debit networks charge both the merchant and the card-issuing bank a "switch" fee for the network switching services provided by the network. This fee typically ranges from 2 cents to 4 cents per transaction. The PIN debit networks also set an "interchange" fee, which is a fee paid by the merchant to the PIN debit network. The PIN debit network then passes through the interchange fee to the card-issuing bank as compensation for permitting access to the consumer's bank account. The interchange fee is normally at least 4-5 times as large as the switch fee, ranging from as low as 10 cents to as high as 45 cents, depending on the network, the merchant, and the size of the transaction. Consequently, the merchant's total charge for each PIN debit transaction is the interchange fee plus the switch fee.

        20.   At some networks, such as NYCE and Interlink, an advisory board representing the network's bank members has substantial authority over setting the network's interchange rates and determining the network's rules, including rules concerning the routing of PIN debit transactions.

        21.   The PIN debit network services market is characterized by significant network effects. Financial institutions are more likely to join networks that are accepted by many merchants. Conversely, merchants are more likely to accept networks that have many large financial institutions as members because the value of a particular PIN debit network depends in great measure on the breadth of its acceptance and use.

        22.   Many debit cards can also execute "signature" debit transactions, in addition to PIN debit transactions. Signature debit transactions are authenticated like credit card transactions, with the customer signing for identification rather than entering a PIN. Visa and MasterCard developed the only two signature debit networks from their existing credit card infrastructure. In contrast to a PIN debit transaction, in which the funds are immediately transferred from the customer's account, a signature debit transaction generally takes twenty-four to forty-eight hours to settle.

        23.   PIN debit networks offer a number of substantial advantages to consumers and merchants that distinguish them from signature debit networks. PIN debit networks are generally considerably less expensive to merchants than signature debit networks, due to significantly lower interchange rates. PIN debit networks also provide a more secure method of payment than signature debit because it is much easier to forge a person's signature than to obtain an individual's PIN; consequently, fraud rates for PIN debit are substantially lower than for signature debit. Because of the increased security of PIN debit, there is no need for the complicated and expensive charge-back procedures that allow consumers to challenge signature debit transactions, thereby saving merchants additional time and money. PIN debit transactions also settle instantaneously, guaranteeing the merchant ready access to its receipts, whereas signature debit transactions usually take a day or two to settle. Finally, PIN debit networks allow for faster execution than signature debit networks. With a PIN debit transaction, customers can enter their PIN as soon as the first product is scanned. By contrast, customers cannot sign for signature debit transactions until after the entire order is totaled, prolonging the checkout process.

        24.   PIN debit networks also allow individuals to receive cash back at the register when making a purchase, a popular feature with many consumers. Customers cannot receive cash back when making a signature debit purchase. Today, customers request cash back in approximately 20 percent of all PIN debit transactions. Customers also value the additional security provided by PIN verification as opposed to signature.

B. Relevant Product Market

        25.   The relevant product market affected by this transaction is the provision of PIN debit network services. A hypothetical monopolist could profitably impose a small but significant and nontransitory increase in the price of all PIN debit network services.

        26.   Signature debit networks are not in the same product market as PIN debit networks because signature debit networks are substantially more expensive and have inferior functionality and features. PIN debit networks would remain substantially less expensive than signature debit or credit card networks even after a small but significant nontransitory increase in price. Merchants would continue to purchase and promote the use of PIN debit network services because of the low fraud rate, corresponding lack of charge-backs, speed of execution at the register, and the cash back feature that many customers demand. As the President of First Data Merchant Services testified, PIN debit "is still the lowest-cost, most efficient, most secure transaction there is out there in electronic transactions."

        27.   Merchants would not defeat a small but significant and nontransitory increase in the price of PIN debit network services by requiring or encouraging their customers to switch from PIN debit to signature debit or other payment methods.

        28.   The provision of PIN debit network services is a line of commerce and a relevant product market within the meaning of Section 7 of the Clayton Act, 15 U.S.C. § 18.

C. Relevant Geographic Market

        29.   First Data and Concord compete with each other throughout the United States. Merchants in the United States could not switch to providers of PIN debit network services located outside of the United States in the event of a small but significant nontransitory increase in the price by PIN debit networks in the United States. While certain networks are stronger in particular areas of the country, the largest networks essentially operate on a national scale. Accordingly, the United States is a relevant geographic market within the meaning of Section 7 of the Clayton Act, 15 U.S.C. § 18.

IV. MARKET CONCENTRATION

        30.   The relevant market is highly concentrated and would become significantly more concentrated as a result of the proposed transaction. As of March 2003, the most recent period for which data is available, Concord accounted for approximately 56 percent of PIN debit transactions, while First Data had approximately a 10 percent share. The top four networks—STAR, Visa's Interlink, NYCE, and Pulse—routed over 90 percent of all PIN debit transactions. Using a standard measure of market concentration called the "HHI" (defined and explained in Appendix A), the market is highly concentrated, with a pre-merger HHI of approximately 3590. First Data's acquisition of Concord would increase the HHI by approximately 1120, resulting in a post-merger HHI of approximately 4710. While STAR has recently lost some significant bank contracts to Interlink and NYCE, under even the most conservative estimate of future market shares the combined firm could have approximately a 45 percent post-merger share. Taking into account these lost contracts, the PIN debit network services market remains highly concentrated and would become substantially more concentrated as a result of the merger, with a post-merger HHI greater than 3000.

V. ANTICOMPETITIVE EFFECTS

A. The Proposed Transaction Will Likely Substantially Reduce Competition Among PIN Debit Networks

        31.   First Data's acquisition of Concord will combine the largest and third-largest PIN debit networks and enable the resulting network to raise prices and to reduce levels of service to merchants.

        32.   PIN debit networks compete for merchant business by attempting to convince merchants to accept their networks and to route to their networks when there is a choice of routing options. PIN debit networks also compete for merchants by improving their networks' transmission speed, limiting network down-time, and reducing the number of improperly rejected transactions. Merchants' ability to choose which networks to accept at their stores and their control over the routing of some transactions acts as a constraint on the price of PIN debit network services to merchants.

        33.   While most large merchants generally accept all of the PIN debit networks, retailers can and have used the threat of dropping a network to obtain lower prices. For example, in 2001 Visa announced a substantial rate increase for its PIN debit network, Interlink; STAR, and later NYCE, followed by announcing comparable price increases. A number of large retailers responded by stating that if Interlink implemented the planned price increase, they would no longer accept Interlink. In response, Interlink delayed and substantially scaled back its proposed price increase. Then STAR delayed and reduced its planned price increase to remain competitive. Similarly, NYCE concluded in an internal document that its "previously announced pricing [was] now out of balance with new market realities" and followed suit.

        34.   Combining STAR and NYCE will make it substantially more difficult for merchants to use the possibility of dropping a network to prevent price increases. The larger the network, the more risky it is for a merchant to drop that network because of the increased likelihood of rejected transactions, delays at check-out lines, customer confusion and backlash, lost sales, and customer use of other forms of payment that are more costly to the merchant.

        35.   The PIN debit networks take into account the merchants' competitive reactions when they make decisions about pricing. Earlier this year, NYCE was considering raising interchange rates to attract financial institutions to the network. NYCE's internal analysis of the market recognized, however, that "[t]aking a leadership role in POS interchange does not come without risk to the transaction growth engine of the NYCE Network and its current revenue stream…[P]recedent has been set via major retailers in the past dropping or threatening to drop a payment card network due to pricing…[T]he risks are material that certain retailers or segments may decide to 'send a message' and simply stop taking NYCE-branded cards for purchases." (emphasis added)

        36.   First Data's acquisition of Concord will also reduce competition in the PIN debit market by limiting merchants' ability to route transactions to the least-cost network. Major supermarkets and mass merchandisers have obtained superior prices and levels of service by routing, or threatening to route, transactions away from NYCE to STAR and vice versa. After the merger, merchants will no longer be able to seek lower prices and improved service from the combined firm by playing off NYCE and STAR against each other in this manner.

        37.   An internal merger planning document acknowledged the likely effect of First Data's acquisition of Concord on pricing in the PIN debit network services market: the "[c]ombination of NYCE and Star allows FDC [First Data Corp.] more leeway to set market pricing."

        38.   Interchange fees have risen dramatically in the past several years as the PIN debit network services market has become more highly concentrated. First Data's acquisition of Concord will likely exacerbate this trend toward higher pricing by further reducing competition in the market. Merchants will be forced to pass on a significant portion of the higher fees to tens of millions of consumers, in the form of higher prices for all goods and services. Merchants do not typically pass through increase costs for particular forms of payment on a per-transaction basis.

        39.   Any efforts the combined First Data/Concord might make to expand PIN debit usage after the merger would not prevent the company from raising prices to merchants that already accept PIN debit. PIN debit networks are able to charge different prices to merchants based on the value of the network to the particular company or type of merchant. For example, First Data and Concord have both recently offered substantial discounts to quick-service restaurants to encourage them deploy PIN pads at all of their locations. At the same time, First Data and Concord have dramatically raised their merchant fees to the market as a whole. This ability to engage in price discrimination will facilitate First Data's exercise of market power post-merger by allowing it to simultaneously raise prices to merchants that already accept PIN pads and cut special deals to attract new market segments to the network.

B. Lack of Countervailing Factors

        40.   It is unlikely that entry or expansion in the PIN debit network services market will occur in a timely manner or on a scale sufficient to undo the competitive harm that the merger will produce. Entry and expansion are difficult because they require large, sunk investments to attract bank members, and, to a lesser degree, participating merchants. Coordinated development of both bank members and merchant acceptance is critical because the utility of a particular PIN debit network to customers, banks, and merchants depends not only on the cost and features of the card, but also on the breadth of its acceptance and use. These network effects that characterize the PIN debit network services market make it difficult for small networks to significantly expand their market share.

        41.   Banks would have little incentive to join a new or small network that was attempting to expand market share by offering lower interchange rates to merchants. To the contrary, a bank would only have an incentive to join a network if it offered higher interchange rates. Without such bank participation, a network's attempts to expand would prove fruitless. Moreover, financial institutions benefit from a market structure characterized by a limited number of significant PIN debit networks and face fewer competitive constraints to setting higher prices to merchants.

        42.   The PIN debit networks have adopted rules and policies that further increase the cost for a network to expand by developing bank and merchant participation. For example, the networks' priority routing rules make entry more difficult and less likely. Even if a network succeeds in convincing banks to add its bug to the banks' debit cards, the network is unlikely to see many transactions because of the priority routing rules. In addition, STAR requires its member banks to use STAR for both ATM and PIN debit network services; this all-or-nothing requirement makes it more difficult for competing networks to convince banks to participate in their network. Finally, banks that want to act as acquirers for STAR ATM and PIN debit transactions must issue cards that participate in the STAR network. Because a significant number of banks have substantial ATM or merchant acquiring businesses, the STAR rule further inhibits potential expansion by competing PIN debit networks. After the merger, the application of any or all of these rules to First Data/Concord's combined network would inhibit entry or expansion by other PIN debit networks.

        43.   Finally, the combination of First Data's and Concords merchant processing businesses with their PIN debit networks will raise barriers to entry. The combined First Data/Concord will process more than half of all PIN debit transactions. As the merchant processor, the merged firm will have significant control over which network routes a transaction on a double-bugged card. As the owner of the dominant PIN debit network, First Data will have a significant incentive to exercise this control after it acquires Concord, inhibiting other PIN debit networks from expanding their presence in the market.

VI. VIOLATION ALLEGED

        44.   The United States and the Plaintiff States hereby incorporate paragraphs 1 through 43.

        45.   First Data's acquisition of Concord would likely substantially lessen competition in the provision of PIN debit network services, in violation of Section 7 of the Clayton Act, 15 U.S.C. § 18. The transaction would likely have the following effects, among others:

          (a)   competition between First Data and Concord in the provision of PIN debit network services would be eliminated;

          (b)   competition generally in the provision of PIN debit network services would be eliminated or substantially lessened;

          (c)   prices of PIN debit network services to merchants that currently use them would likely increase to levels above those that would prevail absent the merger, forcing merchants to pass on these increased costs in the form of higher prices for all goods and services to tens of millions of consumers; and

          (d)   quality in the provision of PIN debit network services would likely decrease to levels below those that would prevail absent the merger.

REQUEST FOR RELIEF

        46.   The United States and the Plaintiff States request:

          (a)   that the proposed acquisition be adjudged to violate Section 7 of the Clayton Act, 15 U.S.C. § 18;

          (b)   that the Defendants be permanently enjoined and restrained from carrying out the Agreement and Plan of Merger dated April 1, 2003, or from entering into or carrying out any agreement, understanding, or plan by which First Data would merge with or acquire Concord, its capital stock, or any of its assets;

          (c)   that the United States and the Plaintiff States be awarded costs of this action;

          (d)   that as the Court may deem appropriate, the Plaintiff States be awarded reasonable attorneys fees and costs as permitted by law; and

          (e)   that the United States and the Plaintiff States have such other relief as the Court may deem just and proper.

FOR PLAINTIFF UNITED STATES:	Respectfully submitted,
/s/ R. HEWITT PATE R. Hewitt Pate Assistant Attorney General (D.C. Bar No. 473598)	/s/ JOSHUA H. SOVEN Joshua H. Soven (D.C. Bar No. 436633)
/s/ DEBORAH P. MAJORAS Deborah P. Majoras Deputy Assistant Attorney General (D.C. Bar No. 474239)	/s/ CRAIG W. CONRATH Craig W. Conrath* (Minnesota Bar No. 18569)
/s/ J. ROBERT KRAMER, II J. Robert Kramer, II Director of Operations	Trial Attorneys U.S. Department of Justice Antitrust Division Networks & Technology Enforcement Section 600 E Street, NW Suite 9500 Washington, DC 20530 (202) 307-6200
/s/ RENATA B. HESSE Renata B. Hesse, Chief (Calif. Bar No. 148425) N. Scott Sacks, Assistant Chief (D.C. Bar No. 913087) Networks & Technology Enforcement Section	*Counsel of Record

DATED: October 23, 2003

FOR PLAINTIFF STATE OF CONNECTICUT

RICHARD BLUMENTHAL
ATTORNEY GENERAL

Steven M. Rutstein
Assistant Attorney General
Department Head/Antitrust Department
Federal Bar No. ct09086

/s/ RACHEL O. DAVIS Rachel O. Davis Assistant Attorney General Antitrust Department Federal Bar No. ct07411 DC Bar No. 413157 (inactive)
55 Elm Street Hartford, Connecticut 06106 Tel: (860) 808-5040 Fax: (860) 808-5033

FOR PLAINTIFF STATE OF ILLINOIS LISA MADIGAN Attorney General
/s/ ROBERT W. PRATT Robert W. Pratt IL ARDC NO. 2247593 Chief, Antitrust Bureau
Livia S. West IL ARDC NO. 6276883 Assistant Attorney General Office of the Illinois Attorney General 100 W. Randolph Street, 13th Floor Chicago, IL 60601 Tel: 312-814-6021 Fax: 312-814-1154

State of Louisiana
DEPARTMENT OF JUSTICE
PUBLIC PROTECTION DIVISION
 Baton Rouge
70825

RICHARD P. IEYOUB ATTORNEY GENERAL	ONE AMERICAN PLACE 301 MAIN ST., SUITE 1250 TELEPHONE (225) 342-7900 FAX (225) 342-7901

October 20, 2003

Louisiana's Signature Page for the FDC/Concord merger opposition case

Attorney General
Richard P. Ieyoub

BY:	/s/ JANE BISHOP JOHNSON Jane Bishop Johnson, #21651 Louisiana Department of Justice 301 Main Street, Suite 1250 Baton Rouge, LA 70801 (225) 342-2754 (225) 342-9637 (FAX)

FOR THE PLAINTIFF, THE COMMONWEALTH OF MASSACHUSETTS

THOMAS F. REILLY ATTORNEY GENERAL
/s/ BETSY S. WHITTEY Betsy S. Whittey, BBO# 645593 Assistant Attorney General Consumer Protection and Antitrust Division One Ashburton Place Boston, MA 02108 617-727-2200, ext. 2968 617-727-5765
FOR PLAINTIFF STATE OF NEW YORK:
OFFICE OF THE ATTORNEY GENERAL By:
/s/ JAY L. HIMES Jay L. Himes Chief, Antitrust Bureau N.Y. Attorney No. 1236934
/s/ RICHARD E. GRIMM Richard E. Grimm Assistant Attorney General N.Y. Attorney No. 1337138
Antitrust Bureau Office of the Attorney General 120 Broadway, Room 26C62 New York, New York 10271-0332 Tel: (212) 416-8282, (212) 416-8280 Fax: (212) 416-6015

United States of America, et al. (State of Ohio) v. First Data Corporation and Concord EFS, Inc.

For Plaintiff State of Ohio
JIM PETRO Attorney General State of Ohio

/s/  MITCHELL L. GENTILE
MITCHELL L. GENTILE
OH Bar Number 0022274
Principal Attorney
Antitrust Section
Ohio Attorney General's Office
150 E. Gay Street
Columbus, OH 43215-3031
Tel: 614-466-4328
Fax: 614-995-0266
FOR PLAINTIFF STATE OF TEXAS
GREG ABBOTT Attorney General of Texas
BARRY R. McBEE First Assistant Attorney General
EDWARD D. BURBACH Deputy Attorney General for Litigation
MARK TOBEY Assistant Attorney General Chief, Antitrust Division
/s/ REBECCA FISHER REBECCA FISHER Assistant Attorney General State Bar No. 07057800
Office of the Attorney General P. O. Box 12548 Austin, Texas 78711-2548 512/463-2185 512/320-0975 (Facsimile)

Signature by the State of Texas of Complaint in
 United States of America, et al., v. First Data Corporation
and Concord EFS, Inc.

ROBERT J. SPAGNOLETTI Corporation Counsel, D.C.
/s/ CHARLOTTE W. PARKER CHARLOTTE W. PARKER (Bar # 186205) Deputy Corporation Counsel Civil Division

/s/  DON ALLEN RESNIKOFF
BENNETT RUSHKOFF (Bar # 386925)
Senior Counsel
DON ALLEN RESNIKOFF (Bar # 386688)
Assistant Corporation Counsel
ANIKA SANDERS COOPER (Bar # 458863)
Assistant Corporation Counsel
Office of the Corporation Counsel 441 4th Street, N.W., Suite 450-N Washington, D.C. 20001 (202) 727-4170

ATTORNEYS FOR THE DISTRICT OF COLUMBIA

APPENDIX A
Herfindahl-Hirschman Index

        "HHI" means the Herfindahl-Hirschman Index, a commonly accepted measure of market concentration. It is calculated by squaring the market share of each firm competing in the market and then summing the resulting numbers. For example, for a market consisting of four firms with shares of 30%, 30%, 20%, and 20%, the HHI is 2600 (302 + 302 + 202 + 202 = 2600). (Note: Throughout the Complaint, market share percentages have been rounded to the nearest whole number, but HHIs have been estimated using unrounded percentages in order to accurately reflect the concentration of the various markets.) The HHI takes into account the relative size distribution of the firms in a market and approaches zero when a market consists of a large number of small firms. The HHI increases both as the number of firms in the market decreases and as the disparity in size between those firms increases.

        Markets in which the HHI is between 1000 and 1800 points are considered to be moderately concentrated, and those in which the HHI is in excess 1800 points are considered to be highly concentrated. See Horizontal Merger Guidelines ¶1.51. (revised Apr. 8, 1997). Transactions that increase the HHI by more than 100 points in concentrated markets presumptively raise antitrust concerns under the guidelines issued by the U.S. Department of Justice and Federal Trade Commission. See id.

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  Exhibit 99